UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2005

WOLVERINE TUBE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12164	63-0970812
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

200 Clinton Avenue West, Suite 1000
Huntsville, Alabama	35801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (256) 353-1310

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
SIGNATURE
EXHIBIT INDEX
EX-10.1 RECEIVABLES SALE AGREEMENT
EX-10.2 RECEIVABLES PURCHASE AGREEMENT
EX-10.3 AMENDED AND RESTATED CREDIT AGREEMENT
EX-10.4 AMENDED AND RESTATED CONSIGNMENT AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     On April 28, 2005, Wolverine Tube, Inc. (the “Company”) established a three-year, $45 million receivables sale facility arranged by Wachovia Bank, National Association (“Wachovia”); amended and restated its current secured revolving credit facility with Wachovia to provide for a three-year, $35 million facility; and amended and restated its silver consignment and forward contracts facility with Fleet Precious Metals Inc., operating as Bank of America Precious Metals (“BAPM”).

Receivables Sale Facility

     Structure. Under the receivables sale facility, the Company will sell accounts receivable in a transaction that will accelerate the Company’s receipt of cash from these accounts receivable. In this transaction, the Company and its wholly-owned subsidiaries Small Tube Manufacturing, LLC and Tube Forming, L.P. (collectively, the “Originators”) will first sell certain receivables to DEJ 98 Finance, LLC (“DEJ 98 Finance”), a newly-formed, bankruptcy-remote company, pursuant to a Receivables Sale Agreement (the “Receivables Sale Agreement”), dated as of April 28, 2005, between the Originators and DEJ 98 Finance. DEJ 98 Finance will then further sell undivided interests in these receivables to Blue Ridge Asset Funding Corporation, an affiliate of Wachovia (“Blue Ridge”), or, to the extent that Blue Ridge elects not to purchase, to Wachovia and certain other purchasers (the “Liquidity Banks”), pursuant to a Receivables Purchase Agreement (the “Receivables Purchase Agreement”), dated as of April 28, 2005, among DEJ 98 Finance, Wolverine Finance, LLC, a wholly owned subsidiary of the Company (“Wolverine Finance”), the Company, Blue Ridge, the Liquidity Banks from time to time party thereto and Wachovia, as agent.

     The Company structured the sales of receivables by the Originators to DEJ 98 Finance and the sales of receivables interests from DEJ 98 Finance to Blue Ridge or the Liquidity Banks, as “true sales” under applicable laws. Any interests in the sold receivables which are retained by DEJ 98 Finance, the special purpose, bankruptcy-remote entity, will not be available to the Company or its creditors. Blue Ridge and the Liquidity Banks have no recourse to the Company’s or the other Originators’ assets for losses resulting from the financial inability of customers to pay amounts owed on the receivables when they become due. As long as a termination event under the receivables sale facility has not occurred, Wolverine Finance will conduct the servicing, administration and collection of the receivables as agent on behalf of DEJ 98 Finance, Blue Ridge and the Liquidity Banks. Prior to a termination event, DEJ 98 Finance will use collections from receivables not otherwise required to be paid to Blue Ridge and the Liquidity Banks to purchase newly-generated eligible receivables from the Originators on a daily basis. The Company has guaranteed the performance by the other Originators of their obligations under the Receivables Sale Agreement and Wolverine Finance’s obligations as servicer under the Receivables Purchase Agreement.

     Available Amounts. The amount of cash received by the Company from Blue Ridge or the Liquidity Banks will be based upon the amount of eligible receivables and certain reserves required by the facility. Accordingly, availability may fluctuate over time given changes in eligible receivables balances and calculation of reserves, but will not exceed the facility’s $45 million purchase limit. On April 28, 2005, the Company received an initial funding of $12 million under the facility, leaving approximately $29.8 million in additional current availability thereunder.

     Costs. The costs associated with the receivables sale facility will depend on whether purchases are funded by Blue Ridge or by the Liquidity Banks. To the extent that purchases are funded by Blue Ridge, costs will be based on Blue Ridge’s cost of funds for issuing commercial paper plus monthly fees based on the average aggregate daily outstanding balance funded by Blue Ridge multiplied by a per annum rate of between 0.80% to 1.75%, depending on the fixed charge coverage ratio of the Company and its consolidated subsidiaries. To the extent that purchases are not funded by Blue Ridge, but instead are funded directly by the Liquidity Banks, costs, payable monthly, will generally accrue on outstanding balances at either (i) the LIBO rate plus a margin between 1.75% to 3.00%, depending on the fixed charge coverage ratio, or (ii) the greater of the prime rate or adjusted federal funds rate plus a margin between 0.00% to 0.50%, depending on the fixed charge coverage ratio. Commitment fees payable monthly at a per annum rate of between 0.35% to 0.50%, depending on the fixed charge coverage ratio, will accrue on the unused portion of the facility. DEJ 98 Finance will also pay certain fees and expenses of Wachovia and Blue Ridge, including an annual administration fee and audit and legal fees of Blue Ridge and Wachovia associated with the receivables sales facility. The Company paid a one-time structuring fee to Wachovia at closing.

     Representations, Warranties, Covenants and Indemnities. The receivables sale facility contains representations, warranties, covenants and indemnities customary for facilities of this type.

     Termination. The receivables sale facility is scheduled to expire on April 28, 2008. Although Blue Ridge is not committed to purchase undivided ownership interests in receivables, the Liquidity Banks have committed to (if Blue Ridge does not) purchase receivables interests, on the terms and subject to the conditions in the receivables sale facility, until this expiration date. The Company can terminate the receivables sale facility upon 10 days’ notice without a termination fee.

Wachovia, as agent for Blue Ridge and the Liquidity Banks, can terminate purchases of receivables interests prior to the scheduled expiration date upon the occurrence of certain events, including, among others, non-performance by DEJ 98 Finance, the Originators or Wolverine Finance of payments or other agreements under the receivables sale facility; inaccuracy of the representations and warranties of DEJ 98 Finance, the Originators or Wolverine Finance made in the facility documents; defaults with respect to other obligations of DEJ 98 Finance; defaults with respect to indebtedness in excess of $2.5 million of the Company or its subsidiaries other than DEJ 98 Finance; bankruptcy or insolvency events regarding the Company or any of its subsidiaries; certain statistics concerning collections of the receivables not meeting specified criteria; certain change of control events; the rendering of judgments in excess of specified amounts against DEJ 98 Finance, the Company or its subsidiaries; the termination of any of the transaction documents, the cessation of any Originator’s transfers of receivables under the Receivables Sale Agreement or the ineffectiveness of the Company’s performance guarantee; the agent’s interest in the receivables ceasing to be valid; the outstanding amount received by the Company exceeding the $45 million purchase limit or the aggregate adjusted amount of outstanding receivables; certain events that materially adversely affect the credit quality of receivables or the Company and its subsidiaries taken as a whole; certain ERISA events; and defaults in any of the following financial requirements applicable to the Company and its consolidated subsidiaries:

•	a minimum consolidated EBITDA test measured quarterly on a rolling four quarter basis, with the minimum consolidated EBITDA requirement equal to $33.5 million for the first fiscal quarter of 2005 and $27.5 million for the second fiscal quarter of 2005;

•	a $15 million annual consolidated capital expenditure limitation;

•	a minimum $5 million ongoing excess availability requirement under the secured revolving credit facility (as described below);

•	and at and after any time when outstanding obligations under the secured revolving credit facility equal or exceed $18 million, a monthly minimum fixed charge coverage ratio requirement (which, if such requirement were applicable in 2005, would be 1.0 to 1.0).

     As of April 28, 2005, the Company was in compliance with these financial requirements.

     Copies of the Receivables Sale Agreement and Receivables Purchase Agreement are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

     Wachovia, the agent and a liquidity provider under the receivables sale facility, also serves as the administrative agent and a lender under the Company’s secured revolving credit facility, the indenture trustee, paying agent and registrar for the Company’s 7-3/8% Senior Notes due 2008 and 10-1/2% Senior Notes due 2009, as well as the transfer agent for the Company’s common stock and administrator of Wolverine’s stock option plans. First Union Securities, Inc., acting under the trade name Wachovia Securities, was one of the initial purchasers of the Company’s 10-1/2% Senior Notes due 2009, issued on March 27, 2002. W. Barnes Hauptfuhrer, one of the Company’s directors, retired from his position as Co-Head of the Corporate and Investment Banking Division and Senior Executive Vice President of Wachovia Corporation, the parent company of Wachovia, in May 2004.

Amended and Restated Credit Facility

     In connection with the establishment of the receivables sale facility, the Company amended and restated its existing $40 million secured revolving credit facility pursuant to an Amended and Restated Credit Agreement, dated as of April 28, 2005, among the Company and its U.S. subsidiaries (the “Credit Parties”), the lenders named therein and Wachovia, as administrative agent (the “Amended and Restated Credit Agreement”), which amends and restates the Credit Agreement, dated as of March 27, 2002, among the Company, its U.S. and Canadian subsidiaries, the lenders named therein, Wachovia, as administrative agent, and Congress Financial Corporation (Canada), as Canadian Agent dated as of March 27, 2002 (as previously amended, the “Existing Credit Agreement”).

     The Amended and Restated Credit Agreement provides the Company and its U.S. subsidiaries with maximum aggregate borrowing availability of $35 million, subject to a $5 million excess availability requirement. The Amended and Restated Credit Agreement eliminates the Canadian revolving loan commitment under the Existing Credit Agreement, and the Company’s Canadian subsidiaries are no longer parties to the secured revolving credit facility. The aggregate amount available under the Amended and Restated Credit Agreement continues to include a $12 million sub-limit for letters of credit issued on behalf of the Credit Parties. The terms of the Amended and Restated Credit Agreement also include:

     Borrowing Base. At any time before the maturity of the facility, the Credit Parties may draw, repay and re-borrow amounts available under the borrowing base up to the maximum aggregate availability discussed above. Generally, the borrowing base equals the sum of (i) 85% of eligible accounts receivable of the Credit Parties (other than Wolverine Joining Technologies, LLC) and (ii) 60% of eligible inventory of the Credit Parties (eligible inventory attributable to Wolverine Joining Technologies, LLC is capped at $3 million). The administrative agent may establish reserve requirements, and the reserve requirements and eligibility standards may be adjusted during the term.

     Interest and Fees. Under the Amended and Restated Credit Agreement, borrowings generally bear interest, at the Company’s option, at the following rates (i) the Eurodollar rate or the LMIR rate plus a margin between 1.75% to 3.00%, depending on the fixed charge coverage ratio of the Company and its consolidated subsidiaries, or (ii) the greater of the prime rate or adjusted federal funds rate plus a margin between 0.00% to 0.50%, depending on the fixed charge coverage ratio. Accrued interest is payable monthly on outstanding principal amounts, quarterly in the case of Eurodollar loans. In addition, fees and expenses are payable based on unused borrowing availability (0.25% to 0.50% per annum, depending on the fixed charge coverage ratio), outstanding letters of credit (1.75% to 3.00% fee, depending on the fixed charge coverage ratio) and administrative and legal costs.

     Maturity. The maturity date of the secured revolving credit facility under the Amended and Restated Credit Agreement is April 28, 2008, at which time all amounts borrowed under the facility will be due and outstanding letters of credit must be cash collateralized. The facility may be terminated early upon the occurrence of an event of default.

     Security. The obligations under the Amended and Restated Credit Agreement are secured by (i) a first priority lien on substantially all assets of the Credit Parties, including inventory and accounts receivable not sold in the receivables sale facility (but excluding real estate and equipment), (ii) a first priority pledge of the capital stock of existing and future first-tier foreign subsidiaries of the Credit Parties and of DEJ 98 Finance, and (iii) a springing first priority lien upon the Credit Parties’ equipment which will be granted only at such time as the outstanding obligations under the Amended and Restated Credit Agreement reach $18 million. The Canadian collateral that secured obligations under the Existing Credit Agreement is no longer collateral securing the Amended and Restated Credit Agreement.

     Covenants. The Amended and Restated Credit Agreement continues to contain customary representations and warranties, as well as covenants which, among other things, limit our ability to incur additional indebtedness and liens; enter into transactions with affiliates; make acquisitions; pay dividends; redeem or repurchase capital stock or senior notes; make investments or loans; make negative pledges; consolidate, merge or effect asset sales; or change the nature of our business. The Amended and Restated Credit Agreement adjusted the financial covenants applicable to the Company and its consolidated subsidiaries, which now consist of the following:

•	a minimum consolidated EBITDA test measured quarterly on a rolling four quarter basis, with the minimum consolidated EBITDA requirement adjusted to $33.5 million for the first fiscal quarter of 2005 and $27.5 million for the second fiscal quarter of 2005;

•	a $15 million annual consolidated capital expenditure limitation;

•	a minimum $5 million ongoing excess availability requirement; and

•	at and after any time when outstanding obligations under this secured revolving credit facility equal or exceed $18 million, a monthly minimum fixed charge coverage ratio requirement (which, if such requirement were applicable in 2005, would be 1.0 to 1.0).

     As of April 28, 2005, the Company was in compliance with these financial covenants.

     Events of Default and Acceleration. The secured revolving credit facility contains customary events of default for credit facilities of this size and type, and includes, without limitation, payment defaults; defaults in performance of covenants or other agreements contained in the transaction documents; inaccuracies in representations and warranties; certain defaults, termination events or similar events with respect to the receivables sale facility or the silver consignment and forward contracts facility; certain defaults with respect to the Company’s outstanding senior notes or other indebtedness in excess of $2.5 million; certain bankruptcy or insolvency events; the rendering of certain judgments in excess of $2.5 million; certain ERISA events; certain change in control events and the defectiveness of any liens under the secured revolving credit facility. Obligations under the secured revolving credit facility may be accelerated upon the occurrence of an event of default.

     On April 28, 2005, the Company repaid outstanding borrowings of $9 million under the secured revolving credit facility using proceeds from the funding of the receivables sale facility. As of April 28, 2005, $9.3 million of letters of credit were outstanding under the secured revolving credit facility, leaving approximately $21.1 million (subject to the $5 million excess availability requirement) in additional borrowing availability thereunder.

     A copy of the Amended and Restated Credit Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

     Wachovia, the administrative agent and a lender under the secured revolving credit facility, also serves as the agent and a liquidity provider under the receivables sale facility and has certain other relationships with the Company as described above.

Amended and Restated Consignment Agreement

     In connection with the establishment of the receivables sale facility and the amendment and restatement of the secured revolving credit facility, the Company amended and restated its existing silver consignment and forward contracts facility with BAPM pursuant to an Amended and Restated Consignment Agreement, dated as of April 28, 2005, among the Company, its wholly owned subsidiary Wolverine Joining Technologies, LLC (“Wolverine Joining”) and BAPM (the “Amended and Restated Consignment Agreement”). This agreement amends and restates the Consignment and Forward Contracts Agreement, dated as of March 28, 2001, among the Company, Wolverine Joining, Wolverine Tube (Canada) Inc. and BAPM, as previously amended.

     Under the Amended and Restated Consignment Agreement, BAPM continues to extend to the Company and Wolverine Joining a silver consignment facility, pursuant to which BAPM consigns certain amounts of silver upon request, as well as a silver forward contracts facility, pursuant to which the Company and Wolverine Joining may contract to purchase certain amounts of silver from BAPM in the future for a set price. The Amended and Restated Consignment Agreement adjusts the maximum value of consigned silver available to the Company and Wolverine Joining at any time under the consignment facility to be the lesser of $17 million dollars or the value of 2.4 million fine troy ounces of silver, in either case less an amount equal to 20% of the face value of all outstanding forward contracts under the forward contract facility. The forward contract limit remains at $700,000, which permits the Company and Wolverine Joining to have up to $3.5 million in aggregate face value of forward contracts outstanding under this facility. Wolverine Tube (Canada) Inc. is no longer a party to the Amended and Restated Consignment Agreement. The remaining terms of the Amended and Restated Consignment Agreement include:

     Fees. The Company and Wolverine Joining pay BAPM a market premium per troy ounce of consigned silver as well as a floating consignment fee on consigned silver at an annual rate fixed by BAPM from time to time (currently 3.25%). The Company and Wolverine Joining may elect, in certain circumstances, to pay a fixed consignment fee on specific quantities and forms of consigned silver at a market rate reflective of BAPM’s cost of funding. When silver is purchased and withdrawn from consignment, whether upon election or sale to customers in the ordinary course of business, the Company and Wolverine Joining are obligated to either pay BAPM the purchase price of the silver or deliver an equal amount of silver to BAPM’s account. The Company and Wolverine Joining may enter into floating forward contracts which bear interest payable on a monthly basis at a per annum rate equal to the prime rate minus 1-1/2%, or hybrid forward contracts under which the purchase price includes the carrying cost.

     Security. To secure the Company’s and Wolverine Joining’s obligations under the Amended and Restated Consignment Agreement, BAPM has a first priority security interest in the silver subject to consignment or outstanding forward contracts and any proceeds and products thereof (other than receivables and associated collections sold by the Company in connection with the receivables sale facility). The Company and Wolverine Joining have also placed money in escrow to cover the costs of refining, processing and recovery of the consigned silver.

     Representations, Warranties and Covenants. The Amended and Restated Consignment Agreement continues to include customary representations, warranties and covenants and to incorporate by reference all of the representations, warranties and covenants contained in the Amended and Restated Credit Agreement, as discussed above. The Amended and Restated Consignment Agreement adjusted the financial covenants applicable to the Company and its consolidated subsidiaries to consist of the following:

•	a minimum consolidated EBITDA test measured quarterly on a rolling four quarter basis, with the minimum consolidated EBITDA requirement adjusted to $33.5 million for the first fiscal quarter of 2005 and $27.5 million for the second fiscal quarter of 2005;

•	a $15 million annual consolidated capital expenditure limitation;

•	a minimum $5 million ongoing excess availability requirement under the secured revolving credit facility; and

•	at and after any time when outstanding obligations under the secured revolving credit facility equal or exceed $18 million, a monthly minimum fixed charge coverage ratio requirement (which, if such requirement were applicable in 2005, would be 1.0 to 1.0).

     As of April 28, 2005, the Company was in compliance with these financial covenants.

     Termination and Events of Default. The consignment facility and/or the forward contracts facility, and BAPM’s obligations thereunder, may be terminated by BAPM upon thirty (30) days’ prior written notice. Upon such termination, all sums outstanding under the relevant facility will become due and payable and, upon termination of the consignment facility, any consigned silver that has not been purchased and paid for must be returned to BAPM. In addition, upon the occurrence of any of the events of default contained in the Amended and Restated Consignment Agreement, BAPM may terminate its obligations under the Amended and Restated Consignment Agreement and accelerate all obligations of the Company and Wolverine Joining thereunder (including the return of any outstanding consigned silver). These events of default include, among others, defaults in payment or performance of obligations under any transaction agreement or to BAPM or Fleet National Bank or any affiliate; inaccuracy of representations or warranties; certain defaults, termination events or similar events with respect to the receivables sale facility, the secured revolving credit facility, the Company’s outstanding senior notes or other indebtedness in excess of $2.5 million; certain bankruptcy or insolvency events; certain material loss, theft or damage to, or attachment of, the consigned silver; the determination by BAPM in good faith that either the Company or Wolverine Joining has suffered a material adverse change; and certain change in control events.

     As of May 1, 2005, the value of consigned silver in our inventory under the consignment facility was $12.2 million. The value of silver committed under the forward contracts facility was $2.0 million.

     A copy of the Amended and Restated Consignment Agreement is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired – Not Applicable

(b) Pro forma financial information – Not Applicable

(c) Exhibits

Exhibit No.	Description
10.1	Receivables Sale Agreement, dated as of April 28, 2005, among the Company, Small Tube Manufacturing, LLC, Tube Forming, L.P. and DEJ 98 Finance, LLC.

10.2
Receivables Purchase Agreement, dated as of April 28, 2005, among DEJ 98 Finance, LLC, Wolverine Finance, LLC, the Company, Blue Ridge Asset Funding Corporation, the liquidity banks from time to time party thereto and Wachovia Bank, National Association, as agent.

10.3	Amended and Restated Credit Agreement, dated as of April 28, 2005, among the Company, its U.S. subsidiaries, the lenders named therein and Wachovia Bank, National Association, as administrative agent.

10.4
Amended and Restated Consignment Agreement, dated as of April 28, 2005, among the Company, Wolverine Joining Technologies, LLC and Fleet Precious Metals Inc., operating as Bank of America Precious Metals.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Dated: May 4, 2005

WOLVERINE TUBE, INC.
By:	/s/ Thomas B. Sabol
Thomas B. Sabol
Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Receivables Sale Agreement, dated as of April 28, 2005, among the Company, Small Tube Manufacturing, LLC, Tube Forming, L.P. and DEJ 98 Finance, LLC.

10.2
Receivables Purchase Agreement, dated as of April 28, 2005, among DEJ 98 Finance, LLC, Wolverine Finance, LLC, the Company, Blue Ridge Asset Funding Corporation, the liquidity banks from time to time party thereto and Wachovia Bank, National Association, as agent.

10.3	Amended and Restated Credit Agreement, dated as of April 28, 2005, among the Company, its U.S. subsidiaries, the lenders named therein and Wachovia Bank, National Association, as administrative agent.

10.4
Amended and Restated Consignment Agreement, dated as of April 28, 2005, among the Company, Wolverine Joining Technologies, LLC and Fleet Precious Metals Inc., operating as Bank of America Precious Metals.